                                                     EXHIBIT 10(iv)

STATE OF NORTH CAROLINA                              AMENDMENT TO
                                                     EMPLOYMENT AGREEMENT
COUNTY OF MECKLENBURG

     THIS AMENDMENT, made and entered into effective the 2nd day of September
2001, by and between FAMILY DOLLAR STORES, INC., a Delaware corporation
(hereinafter referred to as the "Company"); and R. David Alexander, Jr.
(hereinafter referred to as the "Employee");

                              W I T N E S S E T H:

     WHEREAS, the Company and the Employee entered into an Employment Agreement dated August 25, 2000 (hereinafter referred to as the "Agreement"); and

     WHEREAS, the Company and the Employee desire to amend the Agreement;

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, the Company and the Employee agree as follows:

     1.   Section 2 of the Agreement is deleted and the following is substituted in lieu thereof:

     "2. Employment. The Employee shall be employed by the Company and any Affiliate in the capacity provided for in Paragraph 3 for the period commencing September 2, 2001, (the "Commencement Date"), and ending on August
31, 2002, or upon the termination of this Agreement as provided in Paragraph 6."

     2.   The first paragraph of Section 5.01 of the Agreement is deleted and the following paragraph is substituted in lieu thereof:

     "5.01. In consideration of the services to be rendered by the Employee pursuant to this Agreement, the Company shall pay, or cause to be paid, to the
Employee a weekly base salary from September 2, 2001, to August 31, 2002, of
$5,769.24 ($300,000 per annum)."

     3.   Subparagraphs (a) and (b) of Section 5.02 of the Agreement are deleted and the following subparagraphs are substituted in lieu thereof:

     "5.02. In addition, the Employee shall be entitled to:

               (a) Participate in the Company's Target Bonus Plan, as it may be
amended or modified in any respect, including achieve-ment of established goals, as Executive Vice President and Chief Operating Officer for the fiscal year commencing September 2, 2001. The Target Bonus Plan generally will give the
Employee the oppor-tunity to earn a bonus of up to fifty (50%) percent of the
Employee's base salary actually received for services on and after September 2,
2001, through August 31, 2002, for the fiscal year ending August 31, 2002, subject to the Company's achievement of certain financial goals to be established, the Employee's performance, and all terms and conditions of the
Target Bonus Plan as in effect for such fiscal year; provided that the amount of bonus paid may not be increased by the annual individual performance rating of the Employee by the Chairman of the Board or President. The Employee
acknowledges that he has received a copy of the form of the Target Bonus Plan and Bonus Conditions and is familiar with the terms and conditions thereof.
Nothing contained herein shall limit the Company's right to alter, amend or terminate the Target Bonus Plan at any time for any reason. The Employee further acknowledges that, as provided in the Target Bonus Plan, in the event the
Employee is not employed by the Company, for whatever reason, at the time the bonus for the fiscal year is actually paid to participants in the Target Bonus
Plan following the end of the fiscal year, the Employee will not be entitled to receive the bonus.

               (b) Take twenty days (exclusive of Saturdays, Sundays and paid
Company holidays) of vacation during the twelve month period commencing
September 2, 2001. Vacation time will accrue ratably during the course of said period and cannot be accumulated from year to year, except that up to five days of vacation not taken in said twelve month period may be carried over to the next twelve month period."

     4.   The second paragraph of Section 6.02 of the Agreement is deleted and the following paragraph is substituted in lieu thereof:

               "In the event this Agreement is not terminated by the Company or the Employee for any reason prior to August 31, 2002, and the Company and the
Employee do not agree in writing before August 31, 2002, to extend the term of this Agreement beyond August 31, 2002, or to enter into a new agreement to extend the employment relationship beyond August 31, 2002, this Agreement shall terminate automatically on August 31, 2002, which shall be the Termination Date, and the Company shall pay to the Employee sixty (60) days of the base salary set forth in Section 5.01 (which shall constitute payment in full of the compensation due to the Employee hereunder). Any such payments shall be made in two (2) equal monthly installments with the first installment due and payable not later than thirty (30) days after the Termination Date."

     5.   All other terms and provisions of the Agreement shall remain in full force and effect.

                           ____________________________

IN WITNESS WHEREOF, the parties hereto have executed this Agreement in triplicate, all as of the day and year first above written.

                                        FAMILY DOLLAR STORES, INC.

Attest:
/s/ George R. Mahoney, Jr.              By /s/ Howard R. Levine
    GEORGE R. MAHONEY, JR.                     HOWARD R. LEVINE
    Secretary                                  President

(Corporate Seal)
                                          /s/ R. David Alexander, Jr.        (SEAL)
                                              R. DAVID ALEXANDER, JR.
Witness:
/s/ Janice B. Burris
    JANICE B. BURRIS